Exhibit 10.04

WARRANT AMENDMENT AGREEMENT

This Warrant Amendment Agreement (this “Agreement”), dated as of December 23, 2015, is by and between GenSpera, Inc., a Delaware corporation (the “Company”) and the undersigned holders (the “Holders”) with respect to (i) those certain Series D Common Stock Purchase Warrants (the “Series D Warrants”) issued by the Company, which Series D Warrant is exercisable until July 9, 2020 at an exercise price (the “Series D Exercise Price”) of $0.80 per share and (ii) those certain Series E Common Stock Purchase Warrants (the “Series E Warrants” and together with the Series D Warrants, the “Warrants”) issued by the Company, which Series E Warrant is exercisable until January 9, 2016 at an exercise price (the “Series E Exercise Price”) of $0.70 per share.

WHERAS, the Holder’s Warrants are exercisable into a number of shares of Common Stock (the “Common Stock”) as set forth on such Holder’s signature page hereto (the “Warrant Shares”);

WHEREAS, each Holder wishes to partially exercise their Warrants (as defined below) and, immediately prior to such exercise and in consideration of the Holder’s agreement to so exercise such Warrants, the Company has agreed to reduce both the Series D Exercise Price and the Series E Exercise Price to $0.15 (the “Revised Exercise Price”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holders and the Company agree as follows:

article I

definitions

Section 1.1           Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Warrants.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“New Warrants” means collectively, the Series H Warrants and the Series I Warrants.

“New Warrant Shares” means the shares of Common Stock issuable upon exercise of the New Warrants.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company, the purchasers to that certain Securities Purchase Agreement, dated as of the date hereof, and the Holders, in the form of Exhibit A attached hereto.

“Revised Exercise Price” has the meaning set forth in the preamble.

“SEC Reports” means all documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended.

“Series D Exercise Price” has the meaning set forth in the preamble.

“Series E Exercise Price” has the meaning set forth in the preamble.

“Series H Warrants” means, collectively, the Series H Common Stock purchase warrants delivered to the Holders, which Series H Warrants shall be exercisable beginning immediately and have a term of exercise equal to five (5) years, in the form of Exhibit B attached hereto.

“Series I Warrants” means, collectively, the Series I Common Stock purchase warrants delivered to the Holders, which Series I Warrants shall be exercisable beginning immediately and have a term of exercise equal to eighteen (18) months, in the form of Exhibit B attached hereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

ARTICLE II

EXERCISE OF WARRANTS,

Section 2.1           Reduction in Exercise Price of the Existing Warrants. Immediately prior to the consummation of the transactions contemplated hereunder, the Series D Exercise Price and the Series E Exercise Price shall each be reduced to $0.15, subject to adjustment therein.

Section 2.2           Increase in Beneficial Ownership Limitation. Immediately prior to the consummation of the transactions contemplated hereunder, the Beneficial Ownership Limitation contained in the Warrants shall be increased to 9.99% from 4.99%.

Section 2.2           Exercise of Warrants. Each Holder hereby agrees, severally and not jointly with the other Holders to exercise such number of Warrants at an exercise price of $0.15 per share resulting in aggregate cash proceeds to the Company from all Holders of $639,375, otherwise pursuant to the terms of the Warrants. Each Holder shall execute and deliver the aggregate cash exercise price for such Holder’s Warrants to the bank account set forth on the Company’s signature page hereto and the Company shall deliver the Warrant Shares to each Holder via the Depository Trust Company Deposit or Withdrawal at Custodian system pursuant to the instructions set forth on such Holder’s signature page hereto. Notwithstanding the foregoing, Company shall not effect any exercise of any Warrants, and each Holder shall not have the right to exercise any portion of its Warrants to the extent that after giving effect to such issuance after exercise of a Warrant, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation.

Section 2.3           Issuance of New Warrants. Each Holder shall be issued a Series H Warrant and a Series I Warrant as follows: (i) a Series H Warrant registered in the name of such Holder to purchase up to a number of shares of Common Stock equal to the number of shares underlying the Series D Warrants held by such Holder immediately prior to the date hereof, with an exercise price equal to $0.30, subject to adjustment therein and (ii) a Series I Warrant registered in the name of such Holder to purchase up to a number of shares of Common Stock equal to the number of shares underlying the Series E Warrants held by such Holder immediately prior to the date hereof, with an exercise price equal to $0.30, subject to adjustment therein. The date of the closing of the initial exercise of the Warrants and other transactions contemplated hereunder shall be referred to as the “Closing.”

Section 2.4           Registration Rights. The New Warrant Shares shall be registered pursuant to the Registration Rights Agreement.

Section 2.5           Filing of Form 8-K and Prospectus Supplement. On or before 9 am ET on the Trading Day following the date hereof, the Company shall issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and the Company shall file a prospectus supplement under Rule 424 under the Securities Act to the registration statement under which the Warrant Shares are currently registered , disclosing the terms of the transactions hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1           Representations and Warranties of the Company. The Company hereby make the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c)          Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

(d)          Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, which shall be disclosed pursuant to Section 2.5 hereunder, the Company confirms that neither it nor any other person acting on its behalf has provided the Holder or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company.

Section 3.2           Representations and Warranties of the Holder. Each Holder, for itself an for no other Purchaser, hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a)          Due Authorization. Such Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable against it in accordance with its terms.

(b)          No Conflicts. The execution, delivery and performance of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of such Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of such Holder to perform its obligations under this Agreement.

(c)          Access to Information. Such Holder acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Warrants and the merits and risks of investing in the Warrant Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Such Holder acknowledges and agrees that neither HC Wainwright & Co., LLC (the “Placement Agent”) nor any Affiliate of the Placement Agent has provided such Holder with any information or advice with respect to the Warrant Shares nor is such information or advice necessary or desired.  Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Warrant Shares. The Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Holder agrees need not be provided to it (other than information about this Agreement and the transactions contemplated hereby which shall be disclosed by the Company pursuant to Section 2.5).  In connection with the issuance of the Warrant Shares to such Holder, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Holder.

(d)          Holder Status. Such Holder is an “accredited investor” as defined in Rule 501 under the Securities Act.

(e)          Understandings or Arrangements. Such Holder is acquiring the Warrant Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Warrant Shares (this representation and warranty not limiting such Holder’s right to sell the Warrant Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Holder is acquiring the Warrant Shares hereunder in the ordinary course of its business.

ARTICLE IV

MISCELLANEOUS

Section 4.1           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with Section 5(h) of the Warrant.

Section 4.2           Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Warrants. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.3           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.4           Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.5           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to Section 5(e) of the Warrants.

Section 4.6           Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.7           Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.8           Effectiveness.  This Agreement shall be effective only upon the Company returning a fully-executed copy of this Agreement to each Holder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GENSPERA, INC.

By:
Name:
Title:

Wire Instructions:

[HOLDER SIGNATURE PAGES TO gnsz

WARRANT Amendment AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

DWAC Instructions for Warrant Shares:

Warrant Shares:

Aggregate Exercise Price: